CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Eye Care centers of America, Inc. (the "Company") on Form 10-Q for the period ended March 27, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David E. McComas, as President and Chief Executive Officer of the Company and Alan E. Wiley, as Chief Financial Officer of the Company, each herby certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



May  11,  2004

                                                            /s/ DAVID E. MCCOMAS
                                                                David E. McComas
                                           President and Chief Executive Officer

                                                               /s/ ALAN E. WILEY
                                                                   Alan E. Wiley
                            Executive Vice President and Chief Financial Officer


A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO EYE CARE CENTERS OF AMERICA, INC. AND WILL BE RETAINED BY EYE CARE CENTERS OF AMERICA, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.